Exhibit 99.2

RE/MAX HOLDINGS, INC. PROMOTES

AMY LESSINGER TO PRESIDENT OF RE/MAX, LLC,

ABBY LEE TO EVP OF MARKETING, COMMUNICATIONS, AND EVENTS, AND
SUSIE WINDERS TO EVP, GENERAL COUNSEL

DENVER, Feb. 22, 2024 — RE/MAX Holdings, Inc. (the “Company”) (NYSE: RMAX), parent company of RE/MAX, LLC, one of the world's leading franchisors of real estate brokerage services, and of Motto Mortgage, the first and only national mortgage brokerage franchise brand in the U.S., today announced the promotions of three of its senior leaders, Amy Lessinger, Abby Lee, and Susie Winders, in recognition of their contributions to the Company over their long tenures.

Ms. Lessinger is being promoted from Senior Vice President of Region Development for RE/MAX, LLC to President of RE/MAX, LLC, responsible for overseeing the RE/MAX brand and network globally. She succeeds Nick Bailey, President and CEO of RE/MAX, LLC, who is leaving the Company. Ms. Lee, previously Senior Vice President of Marketing and Communications, is being promoted to Executive Vice President of Marketing, Communications, and Events. She will continue to lead advertising, marketing, communications, and public relations, in addition to managing the Company’s events team. Susie Winders is being promoted from Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary to Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary. Ms. Lessinger, Ms. Lee, and Ms. Winders will report directly to RE/MAX Holdings CEO Erik Carlson.

Mr. Carlson said: “As we continue to leverage our industry-leading brands, attractive franchise model, and unique competitive advantages, I look forward to working with Amy, Abby, Susie, and our broader leadership team to drive forward our focus on providing our brands’ broker/owners, agents, and loan originators with the resources and services they need to help them thrive, which should benefit all of our stakeholders.”

Dave Liniger, Chairman of the Company’s Board and RE/MAX Co-Founder added: “I am delighted to recognize Amy, Abby, and Susie for their accomplishments. They are exceptional leaders who have each played a meaningful role in our Company’s success by tirelessly promoting our strong brands and supporting our highly productive networks.”

About Amy Lessinger

Amy Lessinger leads all aspects of the RE/MAX network globally, driving growth worldwide, overseeing the development and delivery of RE/MAX, LLC support services to franchisees and agents, and setting the vision for the brand. She was previously Senior Vice President, Region Development. Ms. Lessinger joined the network in 1998 as an agent with a RE/MAX brokerage in Reno, Nevada, eventually becoming a team leader. In 2005, she joined RE/MAX Realty Affiliates by opening a new office in Reno and partnering with the Broker/Owner of offices in Carson City and Gardnerville, Nevada. In 2020, she sold her ownership interest in the brokerage and joined the RE/MAX World Headquarters team as Vice President of Region Development. Ms. Lessinger earned a bachelor’s degree from the University of Nevada.

About Abby Lee

Abby Lee oversees the RE/MAX brand image globally, including the planning and execution of advertising and marketing campaigns, communications, and events. Ms. Lee was previously Senior Vice President of Marketing and Communications. She joined RE/MAX in 1998 and is a five-time RISMedia Newsmaker honoree. Ms. Lee is a graduate of Denison University and is a third-generation real estate agent, holding her broker license since 2007.

About Susie Winders

Susie Winders leads the Company’s legal and contracts departments, which oversee corporate governance and compliance, trademark and advertising, franchising, mergers and acquisitions, contracts and licensing, litigation, privacy, and employment matters. Ms. Winders was previously Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary. She earned her Juris Doctorate from Northwestern University and served as a litigation lawyer with international law firm Jones Day prior to joining RE/MAX in 2009 as Senior Litigation Counsel.

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About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in over 9,000 offices across more than 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 225 offices across almost 40 states.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would," and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: the expected benefits to the Company of the promotions of Amy Lessinger, Abby Lee, and Susie Winders; the continued leverage of the Company’s competitive advantages; and driving forward the Company’s focus on providing its agents and brokers with the resources and services they need to help them thrive which should benefit all stakeholders. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect its brands, (7) the Company’s ability to implement its technology initiatives, (8) risks related to the Company’s leadership transition, (9) fluctuations in foreign currency exchange rates, (10) the nature and amount of the exclusion of charges in future periods when determining Adjusted EBITDA is subject to uncertainty and may not be similar to such charges in prior periods, and (11) those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Andy Schulz	Kimberly Golladay
303-796-3287	303-224-4258
aschulz@remax.com	kgolladay@remax.com